011 Tax Exempt Income Fund Attachment
09/30/2003 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72 DD1
Class A		 77,663
Class B		  4,604
Class C		    448

72 DD2
Class M		    413

73 A1
Class A		0.4157
Class B		0.3574
Class C		0.3464

73 A2
Class M		0.3903

74 U1
Class A		180,998
Class B		 11,738
Class C		  1,324

74 U2
Class M		  1,035

74 V1
Class A		8.86
Class B		8.86
Class C		8.86
74 V2
Class M		8.88